                       LICENSE AGREEMENT

                         BY AND BETWEEN

                      CYTOGEN CORPORATION

                              AND

                   BERLEX LABORATORIES, INC.






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                   TABLE OF CONTENTS
                   -----------------


SECTION                                       PAGE
-------                                       ----

Recitals                                        3
Article I - Definitions                         4
Article II - Payments                           7
Article III - Warrant                           8
Article IV - Obligations of the Parties         8
Article V -Manufacture                          15
Article VI - Grant of license                   15
Article VII - Royalty Payments                  16
Article VIII - Indemnification                  19
Article IX - Confidentiality                    20
Article X - Trademarks                          22
Article XI - Inventions and Patents             22
Article XII - Infringement                      23
Article XIII - Representations and Warranties   25
Article XIV - Expiration and Termination        27
Article XV - Miscellaneous Provisions           31
Schedule A - Patents and Patent Applications    38
Schedule B - FLUDARA  Label                     39
Schedule C - FDA Letter                         40
Attachment A - Warrant                          41



                             2


                     LICENSE AGREEMENT
                     -----------------


THIS AGREEMENT (the "Agreement") is made and is effective the 28th day of October, 1998 (the "Effective Date") by and between CYTOGEN CORPORATION, a Delaware corporation having its principal place of business at 600 College Road East, Princeton, New Jersey 08540-5308 ("Cytogen"); and BERLEX
LABORATORIES, INC., a Delaware corporation having its principal place of business at 340 Changebridge Road, Montville, New Jersey 07045-1000 ("Berlex").


RECITALS

1. Cytogen is engaged in the development and marketing of products for the targeted delivery of diagnostic and therapeutic substances directly to the sites of the disease.

2.   Cytogen has acquired from The Dow Chemical Company
     ("Dow") an exclusive license to make, have made, use, sell and have sold in the Territory certain samarium-based, radioactive complexed agents (the "Samarium
     Agent"), marketed under the name Quadramet encompassed by certain patents for both diagnostic and therapeutic applications.

3. Berlex is engaged in the discovery, development, marketing, distribution and sale of pharmaceuticals.

4. The Parties wish to enter into this Agreement to: (a) grant Berlex an exclusive sub-license co-extensive with Cytogen's license from Dow to make, have made, use and sell the Product in the Territory, and (b) provide for the further clinical development of the Samarium Agent as a radiopharmaceutical for certain therapeutic uses related to cancers which originate in or metastasize to the bone; and (c) provide for the further clinical development of the Samarium Agent as a radiopharmaceutical for certain therapeutic uses related to rheumatoid arthritis.

5. The Parties desire to have Dow and Cytogen enter into the Dow Amendment, and to have Cytogen, Berlex, and DuPont enter into the Manufacturing Agreement, in each case promptly following the execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth the Parties agree to be legally bound as follows:



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ARTICLE I - DEFINITIONS

1.1 "Additional Indications" shall mean the indications
(other than the Current Indication) for the Product, as described in Section 4.4.

1.2 "Affiliate" shall mean any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of a Party to this Agreement; any corporation or other legal entity of which fifty percent (50%) or more of the voting capital shares (or equivalent control) is owned, directly or indirectly, by a Party to this Agreement; or any corporation or other legal entity of which fifty percent (50%) or more of the voting capital shares (or equivalent control) is owned, directly or indirectly, by a corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares of a Party to this Agreement.

1.3 "Claim" shall mean any suit, claim, action or proceeding, whether asserted by or required to be paid to any Third Party or otherwise.

1.4 "Current Indication" shall mean the indication approved in the NDA as of the Effective Date: the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan.

1.5 "Dow" shall mean The Dow Chemical Company, a corporation organized and existing under the laws of the State of Delaware and having a place of business at 2030 Willard H. Dow Center, Abbott Road, Midland, Michigan.

1.6 "Dow Amendment" shall have the meaning set forth in
Section 15.2 (a).

1.7 "Dow License" shall mean the License Agreement between Dow and Cytogen relating to the manufacture, use and sale of the radioactive Samarium Agent in the Field and executed on March 31, 1993, including amendments thereto and the Dow Amendment.

1.8 "Dow Licensed Patent" shall mean any present or future patent encompassed by the Dow License, including, without limitation, the patents identified on Schedule A attached hereto.

1.9 "DuPont" shall mean the DuPont Pharmaceuticals Company, a corporation organized and existing under the Laws of the State of Delaware and having a place of business at 331 Treble
Cove Road, North Billerica, Massachusetts.

1.10 "FDA" shall mean the United States Food and Drug
Administration.

1.11 "Field" shall mean (i) the definitions of "Field" and "Expansion of Licensed Field" in the Dow License as amended by the Dow Amendment; and (ii) all human therapeutic and diagnostic uses of the Product which are outside of the scope


                              4
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of the intellectual property licensed to Cytogen by Dow in the
Dow License.

1.12 "First Commercial Sale" shall mean the first time sales are made of Product by Berlex to an unrelated Third Party after January 1, 1999.

1.13 "GMP" shall mean the Current Good Manufacturing Practices regulations promulgated by FDA and codified at 21 CFR Parts
210 and 211, as amended.

1.14 "IND" shall mean Investigational New Drug Application #
33,240, as amended or supplemented.

1.15  "Joint Committee" shall have the meaning set forth in
Section 4.8.

1.16 "Licensed Patent" shall mean any present or future patent or patent applications and substitutions, extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof or therefor, which is owned or controlled by or licensed to Cytogen.

1.17 "Manufacturing Agreement" shall mean a contractual agreement among Berlex, Cytogen and DuPont providing for the manufacture and distribution of the Product by DuPont in the Territory.

1.18 "NDA" shall mean New Drug Application # 20-570 approval by the FDA and held by Cytogen for the Current Indication for the Product, as it may be supplemented from time to time during the term of this Agreement.

1.19 "Net Sales" means the amount invoiced by a Party, its Affiliates or its sublicensees on account of sales of a Product to Third Parties in the Territory, less reasonable and customary deductions applicable to the Product for [CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED]

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1.20  "Party" or "Parties" shall refer to Berlex and Cytogen, as indicated by the context.

1.21 "Product" shall mean any composition or formulation of radioactive Samarium Agent, in either its complexed or its finished dosage form, as described in the NDA.

1.22 "Samarium Agent" shall mean Samarium-153 complexed with ethylene diaminetetramethylene-phosphonic acid ("EDTMP")

1.23 "Sublicensee " shall mean a Third Party other than an Affiliate granted a sublicense by Berlex under Berlex's license under Section 6.1(b).

1.24 "Technical Information" shall mean Technology that is owned, discovered or developed now or in the future by, or licensed to, Cytogen, and which is involved in the manufacture, use or sale of the Product.

1.25 "Technology" shall mean a Party's proprietary processes, instruments, machines, materials, compositions, test procedures, manufacturing procedures, techniques, formulations, methodologies, data and information.

1.26 "Territory" shall mean the United States of America,
Canada, and Latin America.

     (a)  "United States" shall mean the United States of
        America, the United States Virgin Islands, the
        Commonwealth of Puerto Rico and Guam.

     (b) "Canada" shall mean Canada comprising its provinces of Alberta, British Columbia, Manitoba, New
        Brunswick, Nova Scotia, Ontario, Prince Edward
        Island, Quebec, Saskatchewan and Newfoundland, the
        Northwest Territories and the Yukon territory.

     (c)  "Latin America" shall mean Central America, South
        America and the West Indies as follows:

        (i) "Central America" shall mean Belize, Costa
            Rica, El Salvador, Guatemala, Honduras, Mexico,
            Nicaragua and Panama;

        (ii)   "South America" shall mean Argentina, Bolivia,
            Brazil, Chile, Colombia, Ecuador, Guyana,
            Paraguay, Peru, Surinam, Uruguay and Venezuela;
            and

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        (iii)  "West Indies" shall mean the Anguilla,
            Antigua, Aruba, Bahamas, Barbados, Bermuda,
            Cayman Islands, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica (including Turks and Caicos), Martinique, Netherlands Antilles, St. Christopher & Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad & Tobago and British Virgin Islands. If the embargo by the United States against Cuba is lifted during the term of this Agreement, then Cuba shall be included in the Territory.

1.27 "Third Party" or "Third Parties" shall refer to a Party other than Cytogen and Berlex, and their respective
Affiliates.

1. 28 "Trademark" shall mean the trademark Quadramet which is owned by Dow and licensed to Cytogen.

1.29 "Valid Licensed Claim" shall mean a claim of an issued, unexpired Licensed Patent which has not been abandoned, or held invalid in an unappealed or unappealable final decision rendered by a court of competent jurisdiction, which covers the manufacture, use in the Field or sale of the Product, and includes, without limitation, any Dow Licensed Patents from the University of Missouri and The Fred Hutchinson Cancer Center and Cytogen patent applications identified in Schedule A.


ARTICLE II - PAYMENTS

2.1 Initiation Payments. Promptly following the execution and delivery of all parties named therein of the later to be both executed and delivered of the Manufacturing Agreement and the Dow Amendment, each in a form acceptable to Berlex in its sole discretion, Berlex shall pay to Cytogen $8,000,000 in cash. Berlex acknowledges that Cytogen expects to utilize $4,000,000 of such proceeds to secure the Manufacturing Agreement with DuPont and to acquire from DuPont rights to certain know-how and proprietary information related to the manufacturing process.

2.2  Milestone Payments.   Berlex shall make the following two
one-time milestone payments to Cytogen in the event that Net
Sales achieve certain levels during a calendar year. The first time that Net Sales equal $25,000,000 in a calendar year, Berlex shall pay to Cytogen a cash payment of $2,000,000.
The first time that Net Sales equal $50,000,000 in a calendar year, Berlex shall pay to Cytogen a cash payment of $3,500,000. In each case, the payment shall be paid by Berlex to Cytogen within ten (10) business days of the achievement of the sales milestone.
For purposes of clarity the Parties recognize that the two sales milestone payments may never become due, the $2,000,000 payment may become due but not the $3,500,000 payment, or the payments may become due

                               7
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and payable in the same calendar year or in different calendar years, depending on the sales performance of the Product.


ARTICLE III   WARRANT

In connection with closing of this Agreement, Cytogen shall issue to Berlex a Warrant in the form set forth in Attachment A for the purchase of 1 million (1,000,000) registered shares of Cytogen common stock $.01 par value (the "Common Stock"), exercisable on the earlier of one year from the Effective Date or the first date on which annual sales of the Product equal or exceed $10,000,000. The warrant shall be exercisable at a price equal to 125% of the average closing price of the Common Stock on the Nasdaq national market for the thirty calendar day trading period to and including October 14, 1998. The warrant shall expire on the fifth (5th) anniversary of the Effective Date.


ARTICLE IV - OBLIGATIONS OF THE PARTIES

4.1            Label Statements; FDA Responsibilities; Foreign
   Approvals.

(a) Cytogen and Berlex shall promptly take such steps as are necessary to change the label on primary, secondary and tertiary packaging for the Product for the United States and Canada to Berlex's trade dress, and to feature the "Berlex" logo and Berlex full corporate name and address. The Berlex trade dress for the Product shall be substantially the same as that for the label of Berlex's FLUDARA product. The "Berlex" logo and full corporate name and address shall be included on the label of the Product at least as prominently as they are included on the label for Berlex's FLUDARA product as of the Effective Date. Schedule B sets forth the label for Berlex's FLUDARA product as of the Effective Date. For countries of the Territory other than the United States and Canada the Parties will attempt to conform the trade dress and corporate name information to that of the United States, but using the name of Berlex's Sublicensee in the applicable country.

(b)  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

                                  8

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(c)  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

(d)  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

                                 9
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(e)  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

(f)  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

                                  10

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(g)  Cytogen shall be responsible for obtaining marketing
     approval of the Product in each of the countries of the Territory. For the countries of Latin America the Parties shall agree prior to the end of the second quarter of 1999 as to which countries in which it is commercially feasible to seek regulatory approval. Cytogen shall use reasonable commercial efforts to obtain such approvals, and shall have the right to use data from the IND and NDA for the purpose of obtaining such approvals. If local studies or other additional studies are needed for any such approval, Cytogen shall be responsible for conducting such study (under a protocol approved in advance by the Chief Medical Officer of Berlex) and paying the costs of such study. Cytogen shall provide to Berlex written status reports on the progress of approvals outside the United States as may be reasonably requested by Berlex. Promptly after regulatory approvals are obtained in each country other than the United States, Cytogen shall appoint Berlex or Berlex's designee in the applicable country as Cytogen's authorized agent for the handling of the NDA equivalent and IND equivalent in such country. After such appointment Berlex or its designee, as applicable, shall be responsible for making submissions to such regulatory authorities and for handling all interaction with regulatory authorities in such country.

(h) For so long as Cytogen is the holder of the IND during the term of this Agreement, Cytogen agrees to use reasonable commercial efforts to maintain the IND in force so long as there is a business need to do so. For so long as Cytogen is the holder of the NDA during the term of this Agreement, Cytogen agrees to use reasonable commercial efforts to maintain the NDA in compliance with applicable laws and FDA regulations.

4.2 Cytogen Phase IV Commitments. Cytogen shall be responsible for promptly completing all clinical studies required by FDA as a condition to its approval of the NDA. No such study after the Effective Date shall be commenced by Cytogen except under a protocol approved in writing by the Chief Medical Officer of Berlex. Such studies shall be undertaken entirely at the expense of Cytogen (including the costs of Product). Cytogen shall provide to Berlex written status reports of the progress of the Phase IV studies as may be reasonably requested by Berlex. Data and final study

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reports shall be turned over to Berlex for submission to FDA.

4.3  Other Cytogen Studies.  Except as provided in Section
4.2, no preclinical or clinical studies of the Product shall be undertaken by Cytogen without the advance written permission of the Chief Medical Officer of Berlex.

4.4 Berlex Clinical Studies. Berlex shall, on a timely basis, undertake an evaluation as to expansion of the Current Indication and Additional Indications, and shall pursue clinical studies for such expansion of the Current Indication or Additional Indications unless Berlex concludes, after consultation with Cytogen, that such expansion of the Current Indication and/or Additional Indications, are not medically and commercially viable for Berlex. If Berlex determines that more than one study is medically and commercially viable for Berlex, then Berlex shall determine development priorities. Such studies, if undertaken, shall be undertaken at the sole expense of Berlex. Berlex, through the Joint Committee, shall consult with Cytogen concerning the protocols for such studies. Berlex shall be responsible for the purchase of all necessary materials for the conduct of such studies, including Product. Berlex shall provide to Cytogen written status reports on the progress of such studies as may be reasonably requested by Cytogen. Berlex shall provide Cytogen with copies of final study reports promptly following their preparation. If Berlex determines to undertake any study or studies described in this Section, then Berlex shall have the right to conduct such study or studies under the IND, or under a Berlex investigational new drug application (in which case Berlex shall have the right to reference the IND and NDA in such Berlex investigational new drug application), at Berlex's option. In the event that Berlex determines not to go forward with clinical studies for the Additional Indication of rheumatoid arthritis, Berlex agrees to use reasonable commercial efforts to sublicense such indication to a Third Party, in which case Cytogen shall have first right to negotiate for such sublicense.

4.5 Ownership of Data and Reports. All data and reports resulting from the studies described in Sections 4.2, 4.3 and
4.4 shall be owned by the Party that pays for the study.

4.6 Commercialization; Timing. Berlex shall be responsible for the commercialization and marketing of the Product in the Territory. Sales of Product in the Territory after the Effective Date but prior to January 1, 1999 shall be credited to Cytogen. Sales of Product in the Territory from and after January 1, 1999 shall be credited to Berlex. Berlex's royalty obligations shall commence as set forth in
Section 7.1(b).

4.7 Development Support Payments. Berlex may in its sole discretion engage Cytogen to provide support for clinical studies and other Product development for Additional
Indications in the Field, on terms to be negotiated between the Parties.

4.8  Joint Development and Marketing Committee.  Within thirty
(30) days after execution of this Agreement, the Parties shall establish a Joint Development and Marketing Committee (the "Joint Committee") having a total membership of six (6), of


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which three (3) members shall be designated by Berlex and
three (3) by Cytogen, or as the Parties may otherwise determine to be advisable. Berlex shall chair the Joint Committee. The Joint Committee shall have a purely advisory role with no decision-making authority, except with regard to FDA issues. The Joint Committee shall be the forum in which the Parties will discuss and resolve differences of opinion concerning FDA issues such as regulatory strategy and positions to take with FDA. In regard to Joint Committee decisions concerning such FDA issues each Party shall have one vote. In the event of a deadlock the position of Berlex shall be the position of the Joint Committee and the Parties. The Joint Committee shall advise on protocols submitted by the Parties relating to the clinical studies described in Sections 4.2, 4.3 and 4.4. Berlex shall report to the Joint Committee as to its general marketing plan and strategy for the commercialization of the Product in the following calendar year. The Joint Committee shall meet at times and places mutually agreed by the Parties but shall meet at least three times prior to the end of 1999, and at least twice a year thereafter. The Joint Committee shall have only the powers specifically delegated to it pursuant to this Agreement. Notwithstanding the creation of the Joint Committee, each Party to this Agreement shall retain the rights, powers, and discretion granted to it hereunder, and the Joint Committee shall not be delegated or vested with any rights, powers or discretion unless such delegation or vesting is expressly provided for herein, or the Parties expressly so agree in writing. The Joint Committee shall not have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 15.4.

4.9  Coordination of Safety and Complaint Reporting.   The
Parties agree to comply with legal obligations imposed by the countries of the Territory concerning the collection, investigation, and governmental reporting of adverse reactions and complaints relating to the Product, including without limitation with respect to the United States 21 CFR 312.32 and 21 CFR 314.80 (a). Promptly following the Effective Date the respective departments of the Parties responsible for handling adverse reaction monitoring and complaints will jointly develop a written procedure to govern their communication concerning such matters, such that each of the Parties will have the ability to comply with its legal obligations and contractual undertakings.

4.10      Marketing.

(a) Berlex agrees to use reasonable commercial efforts to promote the Product in the Territory, and to maximize sales and market penetration. Berlex shall commence marketing and selling efforts for the Product in the United States with reasonable promptness and in no event later than the end of the first quarter of 1999. Berlex shall notify Cytogen of the date upon which Berlex commences its marketing and selling efforts. From the Effective Date until Berlex commences its marketing and selling efforts in the United States Berlex will use reasonable commerical efforts to conduct preliminary training with respect to the Product of its United States sales force personnel assigned to oncology-related products to enable such personnel to respond to basic prescriber and customer inquiries concerning the Product. Berlex shall commence marketing and selling efforts for

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

     the Product in Canada with reasonable promptness and in no event later than the end of the second quarter of 1999, if permissible from a regulatory standpoint and within the manufacturing and distribution capabilities of DuPont; provided that if Berlex is unable to meet this date for Canada and this results in a material breach of this Agreement, then Cytogen's sole remedy shall be the termination of this Agreement as to Canada. The commencement of Berlex's sales and promotion efforts for the Product shall occur in Latin America, by country, as promptly as is reasonably possible following the date on which regulatory approval is gained by Cytogen in any particular country. Cytogen and Berlex shall agree (within the time frame set forth in Section 4.1) on the countries within Latin America in which the Product will be marketed, recognizing the Cytogen obligations to commercialize in Latin America in the Dow License.
     Berlex and/or its Affiliates, Sublicensees or agents will promote and market the Product to such Nuclear Medicine specialists, Oncology, or other physician specialties and/or managed care entities and administrators as reasonably necessary in Berlex's sole discretion to maximize market penetration in the Field in the Territory. Berlex will pay all its own expenses in marketing and promoting the Product and for any contract selling expenses incurred.

(b) If Berlex desires to have marketing rights to the Product in any country of the world outside the Territory, it shall so notify Cytogen. Upon receipt of such notice Cytogen shall use reasonable commercial efforts to have such country or countries added to the Territory.

(c) Upon request, Cytogen shall have access to reasonable quantities of materials produced by Berlex for use by Berlex in promotion of the Product, in connection with Cytogen's corporate needs such as investor relations and other external corporate communications programs as it might conduct.

(d) All marketing, selling and distribution expenses, except for such expenses as incurred by Cytogen pursuant to the co-promotion provisions under Section 6.1 (c), shall be paid by Berlex.

(e) All order/invoicing, customer service support and accounts receivable management shall be the responsibility of Berlex at its sole expense.

(f) Berlex shall: (i) Maintain a sales force devoted to the sale of oncology-related products, including the Product, of not less than forty-five (45) competent, trained sales force personnel not later than the end of the second quarter of 1999; provided, however, that for the purpose of determining whether Berlex has materially breached this covenant, the standards set forth in
     Section 14.2 (b) (i) shall control; and (ii) sell the Product in 1st position during the first eighteen months following the commencement of Berlex's marketing and selling efforts (of which date Berlex shall notify Cytogen), and not less than 2nd position for the eighteen

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     months thereafter, and thereafter in such a position as
     to actively promote the Product.


ARTICLE V - MANUFACTURE

5.1 DuPont Relationship. The Parties recognize that neither Berlex nor Cytogen is capable of manufacturing or distributing the Product, and that such functions must be delegated to one or more Third Parties. As of the Effective Date these functions are being performed by DuPont at its North Bellarica, Massachusetts facility, pursuant to a contractual agreement between Cytogen and DuPont. The Parties will use reasonable commercial efforts to enter into the Manufacturing Agreement with DuPont prior to November 30, 1998. Following the completion of the Manufacturing Agreement, the Parties will use reasonable commercial efforts to maintain DuPont as a qualified manufacturer and distributor of the Product under the NDA. Cytogen will conduct or arrange to have conducted such GMP compliance audits of the DuPont manufacturing and distribution facility as are customary in the pharmaceutical industry in the United States. The costs of such audits shall be borne by Cytogen. The results of such audits shall be transmitted by Cytogen to Berlex.

5.2 Other Manufacturers. Berlex shall have the right to have more than one vendor qualified as a manufacturer, and/or more than one vendor qualified as a distributor. At the discretion of Berlex such additional vendors may be utilized either in place of or in addition to DuPont. Upon notice from Berlex, Cytogen agrees to use reasonable commercial efforts to assist Berlex in the qualification of vendors other than DuPont as manufacturers and/or distributors of the Product under the NDA. The GMP compliance audit obligation of Cytogen described in Section 5.1 shall be applicable to other manufacturers and distributors of the Product.

5.3 No Breach. The Parties recognize that Third Party manufacturers and/or distributors of the Product are independent entities which are not under the control of either
Party. The failure of a Third Party manufacturer or distributor to perform the functions of manufacture or distribution as contemplated by the Parties shall not constitute a breach of this Agreement by either Party.


ARTICLE VI - GRANT OF LICENSE

6.1  Exclusive License.

(a) Cytogen grants to Berlex an exclusive license under Licensed Patents and Technical Information owned or developed by Cytogen and an exclusive sub-license under Licensed Patents and Technical Information controlled by or licensed to Cytogen to make, have made, use and sell the Product in the Field in the Territory.

(b) Berlex shall have the right to grant sublicenses of the rights granted under Section 6. l (a) to others. The prior consent of Cytogen, which consent shall not be unreasonably withheld, shall be required in the event Berlex desires to grant a sublicense for the United States or Canada to a non-Affiliate. Other Berlex sublicenses shall not require the consent of Cytogen.
     The Parties contemplate that sublicenses by Berlex would be granted in connection with selling efforts as to the Product for indications prescribed by physician audiences with which it does not have an adequate sales relationship and/or to Affiliates or other Parties in countries other than the United States.

(c) Berlex may request that Cytogen provide reasonable assistance to co-promote the Product or provide assistance with marketing and development efforts, and Cytogen may engage in co-promotion efforts in support of marketing, to the extent coordinated with and approved in advance by Berlex, such approval not to be unreasonably withheld.


ARTICLE VII - ROYALTY PAYMENTS

7.1  Royalties

(a)  As partial consideration for the rights granted in
     Section 6.1, Berlex shall pay to Cytogen a royalty equal to 25% of Net Sales. In the event that any one or more of the Additional Indications are approved by FDA for inclusion in the labeling of the Product in the United
     States, then commencing with the first day of the calendar quarter following the calendar quarter in which the first such approval of an Additional Indication occurs, the royalty rate shall increase to 27% of Net
     Sales throughout the Territory. Provided, however, that the 27% royalty rate shall be applicable only to the volume of Net Sales in each calendar quarter in excess of the volume of Net Sales for the calendar quarter immediately preceding the calendar quarter in which FDA approval of the first
     Additional Indication occurred (the "Excess Net Sales").
     The initial 25% royalty rate shall continue to be applicable to determine the royalty payable by Berlex to Cytogen with respect to the volume of Net Sales each quarter which is not Excess Net Sales.

(b)  Berlex's obligation to pay royalties under Section 7.1
     (a) to Cytogen shall commence in each country of the Territory upon First Commercial Sale in such country and shall continue until the expiration of the last-to-expire Valid Licensed Claim in such country.

(c) Berlex's royalty obligations shall apply to sales to unrelated Third Parties, excluding transfers among Berlex, its Affiliates and Sublicensees made for the purpose of facilitating the sale, development or promotion of Product. When Berlex, its Affiliates, or its Sublicensees would be considered end-use consumers by those in the pharmaceutical industry, and such end use is not done in conjunction with commercially reasonable promotion or development activities, then a royalty shall be due based on the price normally paid by Third-Party buyers. Product shall be deemed sold when invoiced.

7.2  Sales Reports.

(a) Within thirty (30) days after the end of each calendar quarter, Berlex shall provide Cytogen with a written statement with respect to such period, specifying the Net Sales of Products during the period, and the amount of royalty due, if any. For the United States such report shall contain actual Net Sales figures. For the other countries of the Territory such report shall contain Berlex's estimate of Net Sales, with over or underpayments being corrected in the following quarterly report and payment. In addition, Berlex shall provide Cytogen with a written report of monthly sales for the United States and Canada, in such form as may be agreed, within 20 days following the end of each month (actual sales figures for the United States and estimated sales figures for Canada if actual figures are not available).

(b)  No statements or reports shall be required under Section
     7.2(a) prior to the date of First Commercial Sale of a Product by Berlex in the Territory.

(c) Berlex shall give Cytogen prompt written notice of the First Commercial Sale of a Product in the Territory.

7.3  Records and Audit Rights.

(a) Berlex shall keep complete and accurate records pertaining to the manufacture, use and sale of Product appropriate to determine royalties payable under Section
     7.1 of this Agreement.

(b) At the request and expense of Cytogen, an independent auditor, selected by Cytogen and acceptable to Berlex, shall have access limited to once per calendar year, at Berlex's principal place of business during ordinary business hours, to such records maintained by Berlex as may be necessary to:

     (1) determine, with respect to the preceding two years the correctness of any report or payment made under this Agreement, or

     (2) obtain information with respect to the preceding two years as to the royalty payable in the case of Berlex's failure to report or pay such royalty pursuant to this Agreement. If deemed necessary or desirable in the sole opinion of the accountant, the accountant shall at Cytogen's expense be permitted to consult with and obtain the assistance of consultants selected by the accountant and acceptable to Berlex. Such acceptance shall not be unreasonably withheld. Neither the accountant nor the selected consultants shall disclose to Cytogen or any Third Parties any information relating to the business of Berlex other than information relating solely to the accuracy of the reports and payments under this Agreement.

7.4  Payment of Royalty.

(a)  Berlex shall make all royalty payments due under Section
     7.1 for sales of Product in each calendar quarter within thirty (30) days after the end of such quarter. Such payment shall be based on actual and estimated sales results as described in Section 7.2.

(b) Payments by Berlex under this Agreement shall be paid to Cytogen in United States dollars by wire transfer of immediately available funds to an account at a commercial bank designed by Cytogen at least ten (10) business days before payment is due. Where payments are based on Net Sales in countries other than the United States, the amount of such Net Sales expressed in the currency of each country shall be converted first into Deutsche Marks, or the then applicable legal currency in the Federal Republic of Germany, and then into United States dollars at the average exchange rate (calculated at the average of the "bid" and "asked" exchange rate) for the applicable quarter; provided, however, that the conversion of the currency in question into Deutsche Marks or the then applicable German currency prior to conversion into United States dollars shall be for calculation purposes only, and no additional fee or commission will be incurred as a consequence of the multiple currency conversions. In determining the average exchange rate for any quarter, the standard shall be fifty percent (50%) of the sum of (i) the rate quoted by Reuters (or a different independent wire service providing international spot exchange rates as agreed to by the Parties) in Frankfurt at 1:00 p.m. on the last Business Day of the applicable quarter (or, in the event that the German government eliminates the Frankfurt fixing, the successor currency fixing established by the German government); plus (ii) the rate quoted by Reuters (or the approved successor wire service) in Frankfurt at 1:00 p.m. on the last Business Day of the quarter immediately preceding the applicable quarter.

(c) Any sum required under the laws of any governmental authority to be withheld by Berlex from payment for the account of Cytogen under Section 7.1 shall be promptly paid by Berlex for and on behalf of Cytogen to the appropriate tax or other governmental authorities and Berlex shall furnish Cytogen with copies of official tax receipts or other appropriate evidence issued by the appropriate tax or other governmental authorities.

(d) All payments due Cytogen under this Agreement which are received later than the due date, shall be subject to an additional payment of one percent (1%) per month or portion thereof as liquidated for payments received later than the due date.

ARTICLE VIII - INDEMNIFICATION

This Article VIII shall not be applicable to patent infringement claims brought by Third Parties, which shall be governed by Article XII.

8.1  Indemnification of Cytogen by Berlex.   Berlex shall
indemnify and hold Cytogen, its Affiliates and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and judgments, damages, costs, losses and expenses, including reasonable attorney's fees and expenses arising from any Claim that results solely from (i) the material breach by Berlex of any representation, warranty, or covenant of Berlex contained in this Agreement; or (ii) the negligent, reckless or willful misconduct of Berlex in connection with the manufacture, distribution, marketing or sales of the Product.

8.2 Indemnification of Berlex by Cytogen. Cytogen shall indemnify and hold Berlex, its Affiliates, and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and costs, losses and expenses, including reasonable attorney's fees and expenses arising from any Claim that results solely from (i) the material breach by Cytogen of any representation, warranty, or covenant of Cytogen contained in this Agreement; or (ii) the negligent, reckless or willful misconduct of Cytogen in connection with the research, development, labeling, or FDA registration of the Product.

8.3 Shared Liability. In the event that a Claim involves allegations that the negligent, reckless or willful misconduct of each of Berlex and Cytogen contribute materially to any such liability, cost, loss or expense stemming from the Product, then Cytogen and Berlex each shall be responsible for that portion of said liability, cost, loss or expense to which such misconduct contributed.

8.4  Assertion of Claims.

(a) Each indemnified Party agrees to give the indemnifying Party prompt written notice of any Claim or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Sections 8.1, 8.2, or
   8.3. Each Party shall furnish promptly to the other, copies of all papers and official documents received in respect of any Claim. With respect to any Claim relating solely to the payment of money damages and which will not result in the indemnified Party becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money, which payment would be the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Claim by the indemnified Party which is reached without the consent of the indemnifying Party. Except as provided above, the reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in connection with any Claim, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

(b) In the event that a Claim involves allegations of shared liability pursuant to Section 8.3, the Parties will insofar as possible endeavor to coordinate their defense strategies (including a joint defense agreement if warranted by the circumstances). Expenses shall be allocated between the Parties based on the proportion of the loss attributable to each. If the Parties are unable to agree on the division of expenses during the pendency of the Claim, then each Party shall bear its own expenses, subject to reimbursement by or of the other Party following the conclusion of the Claim.

ARTICLE IX - CONFIDENTIALITY

9.1 Nondisclosure and Nonuse. Cytogen and Berlex shall each retain in confidence information obtained from the other under this Agreement and shall not disclose such information to any Third Party except:

     (i) consultants, Affiliates, Sublicensees, manufacturers and agents who are obligated to maintain it in confidence pursuant to written agreements which are at least as stringent as the terms of this Article
        IX.

     (ii) as necessary to obtain approval from a governmental agency in order to market the Product;

     (iii) as reasonably may be required in a patent application covering subject matter which is encompassed within this Agreement; or

     (iv) as otherwise may be required by law, regulation or judicial order, and shall not use such information for any purposes other than those contemplated by this Agreement. Each Party shall take all reasonable precautions to safeguard the confidentiality of the information.

9.2  Exceptions.

    (a)   The obligations of nondisclosure and non-use of this
Article IX shall not apply to information which:

     (i) is known to the receiving Party, as evidenced by written records maintained by the receiving Party, or to the public, or is in the public domain, prior to its disclosure under this Agreement;

     (ii)      is hereafter lawfully disclosed to the
        receiving Party by a Third Party not under an obligation of confidence to the other Party; or

     (iii) subsequently enters the public domain or becomes known to the public by some means other than a breach of this Agreement; or

     (iv) is developed by the receiving Party independently of the disclosure by the disclosing Party, as evidenced by the records of the receiving Party.

(b) Notwithstanding anything in this Article IX to the contrary, Berlex shall have the right to disclose preclinical and clinical data and results relating to the Product to medical professionals and potential purchasers of the Product for the purposes of selling, advertising and promoting the Product and conducting medical education initiatives relating to the Product.

9.3 Purpose of Article. Each Party acknowledges that the restrictions contained in this Article IX are necessary and reasonable to protect the legitimate interests of the Parties and a violation of this Article by a Party may result in irreparable harm to the other Party.

9.4 Term. The provisions of this Article IX shall survive the expiration or termination of this Agreement and continue for ten (10) years thereafter.

9.5 Other Agreements. Cytogen and Berlex's Affiliate Schering AG executed a Confidentiality Agreement dated as of October 5, 1998 (the "Confidentiality Agreement"). The Parties agree that as to information disclosed to Berlex pursuant to such confidentiality Agreement this Agreement supersedes and takes place of the Confidentiality Agreement and that all confidential information disclosed under the Confidentiality Agreement shall be governed by this Agreement instead.

9.6 Publications. Either Party may publish information pertaining to its technical information provided that prior to any such publication the proposed publication is first submitted to the non-disclosing Party for its review and written consent within thirty (30) days, which may not be unreasonably withheld.

ARTICLE X- TRADEMARKS

The Product will be marketed and sold under the trademark Quadramet , or such other trademark as to which the Parties shall agree that shall be either owned by, or licensed exclusively to, or assigned to Cytogen by Dow and exclusively sub-licensed or assigned to Berlex. Cytogen will use commercially reasonable efforts to: (i) provide Berlex with the opportunity to review and market-test any trademarks other than Quadramet being considered and provide recommendations to Cytogen regarding the selection of such trademark for the Product, and to select a trademark which is agreeable to Berlex; provided, however, that this agreement is not unreasonably withheld by Berlex and is not prohibited under the Dow License. Cytogen grants to Berlex an exclusive sublicense to use the trademark Quadramet in the Territory in connection with the promotion and sale of the Product, reserving to Cytogen the right to use the trademark in its normal business communications. The trademark rights of Berlex shall terminate on the same date as this Agreement shall terminate. Berlex trademark rights on expiration of this Agreement shall be as provided in Section 14.6. If and as required or permitted by the rules or regulations of the FDA or other applicable law or the terms of the Dow License, the names of Cytogen, Berlex and Dow shall appear on the product labeling. In addition, promotional, sales and marketing literature, package inserts, and the like, will indicate that the Product is licensed from CYTOGEN Corporation.


ARTICLE XI - INVENTIONS AND PATENTS

11.1 Ownership and Patent Applications.

(a) All inventions made during the term of this Agreement shall belong to the Party making the invention. Any resulting patent applications and patents shall belong to the Party owning the claimed inventions.

(b) In the event that there are joint inventions, Berlex and Cytogen shall have joint rights to such intellectual property and any resulting patents shall be jointly owned. The Parties will consult with each other as to the filing of patent applications relating to joint inventions.

(c) Neither Cytogen nor Berlex shall have any right with respect to the other's Technology, including know-how and patents, which are not otherwise specifically provided for in this Agreement.

(d) Solely to the extent necessary for Cytogen to exercise its rights and perform its obligations under this Agreement, Berlex hereby grants Cytogen a paid-up, royalty-free nonexclusive license for any improvements to the Product, inventions and resulting patent applications and patents in the Territory contemplated by this Article XI, made wholly or in part by employees, agents or consultants of Berlex its Affiliates and Sublicensees which are related to Cytogen's Technology, Technical Information or Licensed Patents disclosed to Berlex for as long as this Agreement is in effect. To the extent such invention, application or patent covers the use or sale of the Product in the Field in the Territory, Cytogen shall have a first right to negotiate for a non-exclusive license from the moment that this Agreement ceases to be in effect.

 (e) As to Cytogen inventions and patents contemplated by this
     Article XI, Berlex shall have a first right to negotiate for a non-exclusive license to said Cytogen patents which cover the manufacture, use or sale of the Product in the Field in the Territory from the moment that this Agreement ceases to be in effect.


ARTICLE XII   INFRINGEMENT

12.1 Infringement of Third Party's Patent. In the event either Party receives a claim or is advised that the manufacturing, use or sale of the Product in the Territory infringes a patent owned by a Third Party, not an Affiliate of Berlex or Cytogen, then:

(a) the Party receiving the claim or advice shall promptly notify the other Party;

(b) the Parties shall promptly meet to review and confer regarding the matter;

(c)  following such review and conference, Cytogen will notify
     Dow and provide Dow with the opportunity to determine whether it intends to defend such suit or claim at its sole expense as provided under the Dow License;

(d) if Dow elects not to so defend or dispose such suit or claim, then:

     i) Berlex may obtain a license from the Third Party at Berlex's expense, with Cytogen's approval; provided, however, that such approval may not be unreasonably withheld. In such event Berlex shall be entitled to deduct any royalties due under the Third-Party license on the sale of the Product from the royalties due Cytogen in the affected country or countries; provided, however, that in no event shall such deduction exceed fifty percent (50%) of any royalty otherwise due to Cytogen hereunder on such sale or cause the royalty due to Cytogen hereunder to be less than the royalty due from Cytogen to Dow under the Dow License; or

     (ii) Berlex may decide to defend or otherwise dispose of such suit or claim, in which case Berlex will give
        Cytogen the opportunity to participate in such defense; or

     (iii) if Berlex does not obtain a Third Party license as provided under Section 12.1(d)(i) or defend or dispose of such suit or claim as provided under

        Section 12.1(d)(ii), then Cytogen may defend such suit or claim, in which case Cytogen will give Berlex the opportunity to participate in such defense.

(e) During the period in which any such litigation is pending and Berlex is defending against such charge of infringement as contemplated under Section 12.1(d)(ii), Berlex shall have the right to apply up to fifty percent (50%) of the royalties otherwise due Cytogen hereunder in the affected country or countries against Berlex's litigation expenses.

(f) In the event litigation, as contemplated under Sections 12.1(d)(ii) and 12.1(d)(iii), results in a final judgment of infringement due to the manufacture, use or sale of the Product, Cytogen and Berlex shall each bear a fractional share of any and all damages and litigation expenses adjusted for any litigation expenses that Berlex may have already deducted from royalty payments due to Cytogen as provided under Section 12.1(e) herein, arising from or related to such infringement of Third Party patents by the Product. The fractional share of all such damages and litigation expenses for each Party shall be calculated based upon the most recent annualization of Product revenues of each Party, and if prior to a full year following commercialization then calculated based upon the most recent quarter's fraction. For example, if the royalty payable to Cytogen under Section 7.1 is 25% in the year prior to the final judgment of a Product related infringement action, then Cytogen shall be responsible for payment of 25 % of such damages and expenses and Berlex shall be responsible for payment of 75% of such damages and expenses. It shall be up to Berlex to seek a license from the Third Party, if required to continue manufacturing, marketing and selling the Product, in which event Berlex shall be entitled to deduct any royalties due under the license on the sale of the Product from the royalties due Cytogen in the affected country or countries; provided, however, that in no event shall such deduction exceed fifty percent (50%) of any royalty otherwise due to Cytogen hereunder on such sale or cause the royalty due to Cytogen hereunder to be less than the royalty due from Cytogen to Dow under the Dow License.

(g) In the event that the royalty due from Berlex to a Third Party pursuant to either Section 12.1 (d), (e), or (f) exceeds the amount that Berlex is permitted to deduct from the royalty due to Cytogen, then Berlex may deduct such excess royalties from the royalty payments due to Cytogen in future quarters if in such future quarters the deduction would not exceed the amount which Berlex is permitted to deduct from its royalty due to Cytogen. For example, if Berlex takes a license from a Third Party under a patent having a remaining term of five years, and the quarterly royalty due to the Third Party for the five year remaining term of the licensed patent exceeds the amount which Berlex is permitted to deduct from the royalty payment to Cytogen, then after the expiration of the five year remaining term of the Third Party patent, Berlex may commence deducting the excess royalty paid to the Third Party from the royalty payment due to Cytogen.

12.2 Infringement of Licensed Patents by a Third Party.

(a) If either Berlex or Cytogen learns of an infringement or threatened infringement of a Licensed Patent, such Party shall notify the other Party within a reasonable time.

(b) The Parties shall promptly meet to decide on the course of action to take. If the infringement is of a Dow Licensed Patent, the Dow License provides that Dow shall have the first right to enforce such patent. If the infringement is of a patent that is not a Dow Licensed Patent, or if Cytogen has the right to prosecute infringers under the Dow License, then Cytogen may at its own expense, take steps to prevent or terminate such infringement, and Berlex may join in such steps at its own expense. Should both Cytogen and Berlex join in such steps, neither shall settle the controversy without the consent of the other.

(c) Cytogen shall retain for itself all recovery from any action commenced to prevent or terminate the infringement, unless Berlex shall have joined in the action at its own expense. Berlex agrees to cooperate with Cytogen and provide such non-monetary assistance as Cytogen may reasonably request in connection with such action. Berlex may join Cytogen in any such action to prevent or terminate the infringement, in which case any recoveries shall be equally divided between Cytogen and Berlex after deduction of litigation expenses not recoverable from a Third Party such as Dow. Should both Cytogen and Berlex join in such an action, neither shall settle the action without the consent of the other.

(d) Should Cytogen have a right, under the Dow License, to pursue an action as provided in Section 12.2(b) herein, but elects to not pursue such action to prevent or terminate an alleged infringement within thirty (30) days following notification by Dow that Cytogen may exercise such right, Berlex may then, at its sole expense, pursue action to prevent or terminate the infringement, and retain any recoveries which it shall obtain for such infringement. Cytogen agrees to cooperate with Berlex and provide such nonmonetary assistance as Berlex may reasonably request in connection with any such action.


ARTICLE XIII - REPRESENTATIONS AND WARRANTIES

13.1 Berlex's Representations. Berlex hereby represents and warrants to Cytogen as of the date of execution of this Agreement as follows:

(a) Berlex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement by Berlex and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary action.

(b) Neither the execution and delivery by Berlex of this Agreement nor the performance and consummation by Berlex of the transactions contemplated herein will violate or conflict with or result in a breach or a default under any other agreement to which Berlex is a Party.

(c)  Berlex represents and warrants to Cytogen that Berlex:
     (i) will in the future conduct any preclinical and clinical studies of the Product in accordance with applicable United States law, known or published standards of the FDA, and the scientific standards applicable to the conduct of studies in the United States; and (ii) will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by FDA or, to the best knowledge of Berlex, any individual or entity which is the subject of an FDA debarment investigation or proceeding, in the conduct of preclinical or clinical studies of the Product. This Section 13.1 (c) shall not be subject to Section 13.3.

13.2 Cytogen's Representations. Cytogen represents and warrants to Berlex as of the date of execution of this Agreement as follows:

(a) Cytogen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement by Cytogen and the consummation by it of the transactions contemplated herein have been duly authorized and approved by all necessary action.

(b) Neither the execution and delivery by Cytogen of this Agreement nor the performance and consummation by Cytogen of the transactions contemplated herein will violate or conflict with or result in a breach of or default under any other agreement to which Cytogen is a Party.

(c) Cytogen has the right to exclusively license or sublicense the Licensed Patent rights and Technical
     Information to Berlex as provided herein, free and clear of any encumbrances or claims by Third Parties (except as set forth in the Dow License).

(d) Cytogen represents and warrants that, as of the date of execution of this Agreement, the Dow License remains in full force and effect. Cytogen shall exercise commercially reasonable efforts to maintain the Dow License in full force and effect through the term of this Agreement without revision or amendment, except in the case where prior approval has been obtained from Berlex to amend the Dow License.

(e) Cytogen represents and warrants, as of the date of execution of this Agreement, that Cytogen, to the best of its knowledge, information and belief, is unaware of a reference that would overcome the presumption of validity of at least the claims of United States Licensed Patents that cover the Product or its method of use for the treatment of calcified tumors or bone pain and that Cytogen has not received any written notice or claim to the effect that the manufacture, use or sale of the Product infringes the patent rights or other intellectual property rights of a Third Party.

(f)  Cytogen represents and warrants to Berlex that Cytogen
     (i) has informed Berlex of all information in its possession or control as of the Effective Date concerning efficacy, side effects, injury, toxicity, or sensitivity reaction and incidents or severity thereof, associated with any clinical use, studies, investigations, or tests with the Product (animal or human), whether or not determined to be attributable to the Product; (ii) has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product in accordance with applicable United States law, known or published standards of the FDA, and the scientific standards applicable to the conduct of studies in the United States; (iii) has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of Cytogen's clinical and preclinical studies of the Product; and (iv) has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by FDA, or, to the best knowledge of Cytogen, any individual who or entity which is the subject of an FDA debarment investigation or proceeding, in the conduct of the preclinical or clinical studies of the Product. This Section 13.2 (f) shall not be subject to Section 13.3.

13.3 Accuracy and Ownership of Information Disclosed. Information disclosed by each Party to the other shall be accurate to the best of the disclosing Party's knowledge, but neither Party expressly or implicitly warrants as to the accuracy of such information. Subject to other sections of this Agreement, all information furnished by a Party pursuant to this Agreement shall remain the sole and exclusive property of the disclosing Party. Either Party may refuse to disclose or defer disclosure of information to the other Party to the extent such information shall be either unnecessary for the purposes of this Agreement or shall not be subject to disclosure under this Agreement.


ARTICLE XIV- EXPIRATION AND TERMINATION

14.1 Term - Expiration. Unless terminated earlier under other provisions of this Agreement, this Agreement will expire twenty (20) years from the date of execution hereof, or on the date of expiration of the last to expire Licensed Patent, whichever is later.

14.2      Material Defaults.

(a)  Cytogen may terminate this Agreement at any time upon

     Berlex's unexcused failure to make payments due to Cytogen pursuant to this Agreement, and the continuation of such failure for more than sixty (60) days after delivery of written notice to Berlex of such failure. In the case of Berlex's failure to make payments, this termination right of Cytogen shall not be applicable if there exists a legitimate dispute as to whether there is a payment due form Berlex to Cytogen, or as to the amount of any such payment (provided, however, that in the case of a dispute as to the amount of a payment, Berlex shall pay to Cytogen the amount that Berlex contends that it owes to Cytogen).

(b) Cytogen may terminate this Agreement at any time upon Berlex's failure to use reasonable commercial efforts to commercialize and market the Product under Article IV and upon the continuation of such failure for more than sixty
     (60) days after delivery of written notice to Berlex of such failure, except where such failure of Berlex is a result of the failure of Cytogen or a Third Party manufacturer or distributor to meet its obligations as defined in this Agreement or due to circumstances beyond the reasonable control of Berlex pursuant to Section
     15.17. The following actions or inaction, without limitation as to any other material breach, shall be deemed to constitute failure to use reasonable commercial efforts to develop, commercialize and market the Product:
     (i) Maintaining a sales force of fewer than fourty (40) competent, trained sales force personnel assigned to oncology-related products after the date specified in
     Section 4.10 (f). This number may include sales support staff. The Parties recognize that from time to time there may be temporary reductions in the number of Berlex sales employees assigned to oncology-related products due to resignation, reassignment, illness, leave, etc.
     Berlex will endeavor to keep such temporary reductions to a minimum, but such temporary reductions which result in less than 40 sales employees assigned to the Product shall not be a breach of this Agreement; (ii) Failure to position the Product during sales details as required under Section 4.10 (f), and thereafter, in a position as to actively promote the Product; and (iii) Marketing in the United States by Berlex of a pharmaceutical product that directly competes with the Product on the basis of FDA approved labeled indications.

(c) Berlex may terminate this Agreement on written notice to Cytogen if (i) a Manufacturing Agreement with DuPont acceptable to Berlex in its sole discretion is not executed and delivered by DuPont, Cytogen and Berlex on or before November 30, 1998; or (ii) The Dow Amendment in a form acceptable to Berlex in its sole discretion is not executed and delivered by both Cytogen and Dow on or before November 30, 1998.

(d) Berlex may terminate this Agreement effective any time after twenty-four months following the date upon which Berlex commences its marketing and selling efforts, upon nine months prior notice to Cytogen. For example, at the end of fifteen months following Berlex's commencement of marketing and selling efforts, Berlex can provide Cytogen with a notice terminating the Agreement effective twenty-four months following the commencement of Berlex's marketing and selling efforts.

(e) With respect to countries of the Territory other than the United States, Berlex shall have the right to terminate this Agreement on a country-by-country basis, by providing Cytogen six months advance written notice each time this Agreement is terminated as to a particular country.

(f)  Either Party may terminate this Agreement upon ninety
     (90) days prior written notice in the event of the other Party's breach of any other material provision of this Agreement, if such default or breach is not remedied within ninety (90) days from the date of such notice, except where such default or breach is due to circumstances beyond the reasonable control of the other Party pursuant to Section 15.17.

(g) Any failure to terminate shall not be construed as a waiver by the aggrieved Party of its right to terminate for future defaults or breaches.

14.3 Bankruptcy. If, during the term of this Agreement, either Cytogen or Berlex makes an assignment of this Agreement or generally, for the benefit of creditors, or becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor's arrangement or composition, or if any comparable proceeding is instituted against the other Party and is not dismissed within ninety
(90) days of such institution, then any licenses granted by such Party under this Agreement shall become irrevocable, and all right, title and interest in all regulatory filings held by such Party in the United States relating to the Product
(INDs, NDAs, DMFs, etc.) shall be transferred to the other
Party. In addition, the other Party may terminate this Agreement immediately upon delivery of written notice thereof.
The Parties acknowledge that certain rights of the Parties may be determined under certain circumstances by applicable provisions of the United States Bankruptcy Code (15 USC 101-1330).

14.4 Surviving Rights. The provisions of Article VIII (Indemnification) Article IX (Confidentiality), Section 11.1 (Ownership and Patent Applications), Section 13.3 (Accuracy and Ownership of Information Disclosed), and Section 15.7 (Governing Law) of this Agreement shall survive the expiration or termination of this Agreement.

14.5      Effects of Termination.

(a) Upon termination of this Agreement, each Party shall upon the request of the other Party return all books, records, documents and data which it shall have received from the other Party pursuant to this Agreement; provided, however, that a single copy may be retained for legal archival purposes by each Party. If a termination by Berlex relates only to one or more countries but not the entire Territory, then this Section shall be applicable only in the countries so terminated.

(b) Termination of this Agreement by either Party shall not prejudice the right of Cytogen to recover any royalty or other payments due at the time of termination, or which become due after termination pursuant to Sections 14.5(c) and 14.5(d) herein and shall not prejudice any cause of action or claim of Cytogen or Berlex accruing under this Agreement prior to termination.

(c) Berlex shall not make, have made, use or sell the Product following termination of this Agreement where such manufacture, use or sale would infringe a Valid Licensed
     Claim.

 (d) Upon termination of this Agreement, Cytogen shall be free to use the Technical Information and Licensed Patents, and data, test results and information related or directed to the Product. All rights to any inventions, patents and patent applications of Berlex under Section 11.1(a), herein, shall be retained by Berlex upon termination or expiration of this Agreement. Cytogen shall retain a first right to negotiate for a non-exclusive license of any of Berlex patents pursuant to
     Section 11.1(d) for a period of ninety (90) days following termination of this Agreement. Berlex shall retain no right, title, interest or license to any of Cytogen's Technical Information or Licensed Patents following termination of this Agreement.

(e) Upon termination of this Agreement, Berlex, its Sublicensees and Affiliates may assign or cause to be assigned for consideration (to be negotiated) to Cytogen all regulatory applications and approvals that it owns relating to the marketing, experimental use or sales of the Product in the Field, including any INDS, NDAs or filed with the FDA. All records, files, customer lists, promotional materials or all proprietary information relating to the Product may also be delivered by Berlex to Cytogen for consideration following termination of this Agreement.

(f) Upon termination of this Agreement for any reason, Berlex shall take such steps, at the option of Cytogen, to assign any contracts relating to manufacturing solely of the Product to Cytogen and at the expense of Cytogen to take such reasonable actions as may be requested by Cytogen to facilitate a transition and ensure continuity of manufacture and distribution of the Product for the benefit of Cytogen.

14.6 Effect of Expiration. In the event that this Agreement expires by its terms as set forth in Section 14.1, then Berlex shall thereafter have a fully paid up license under all Technical Information controlled by or licensed to Cytogen to make, have made and use the Product anywhere in the world, and to make, have made, use, and sell the Product anywhere in the Territory for any indication. Promptly following the expiration of this Agreement Cytogen shall grant to Berlex a perpetual license or sublicense, as the case may be, to all of Cytogen's right, title and interest in and to all trademark registrations for the trademark "Quadramet" (and any other trademark owned by Cytogen under which Berlex has marketed the Product under this Agreement in any country of the Territory) in all of the countries of the Territory.

ARTICLE XV- MISCELLANEOUS PROVISIONS

15.1 Product Patent Markings. The Parties shall agree on a plan to cause the Product to be marked on some conspicuous part of a durable label firmly attached to the Product or to the package for the Product made or sold under this Agreement, in a manner which is easily seen and read and not easily defaceable, either:

     (i) if a patent shall have been granted, the patent number applicable to such Licensed Patent; or

     (ii) if a patent shall not have been granted, words indicating that letters patent have been applied for, if applicable.

15.2      Dow License.

(a) Berlex acknowledges that this Agreement shall be consistent with the Dow License and subject to the terms therein. This Agreement is to be interpreted to avoid material inconsistency with the Dow License wherever appropriate. As promptly as possible after the Effective Date, Cytogen will use reasonable commercial efforts to enter into an amendment to the Dow License with Dow clarifying and expanding the scope of the definitions of the terms "Field" and "Expansion of Licensed Field" in the Dow License (the "Dow Amendment") in a form acceptable to Berlex in its sole discretion.

(b) Cytogen shall be responsible for any payments due to Dow under the Dow License.

15.3 Entire Understanding. This Agreement sets forth the entire understanding between Cytogen and Berlex pertaining to its subject matter and supersedes and replaces all prior oral or written agreements between Cytogen and Berlex pertaining to such subject matter.

15.4 Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties.

15.5 Assignment. Neither Party may assign this Agreement without the prior written approval of the other Party except in connection with the sale or merger of the entire business of such Party. Such approval shall not be unreasonably withheld. Notwithstanding such approval, the assigning Party shall be responsible to the other Party jointly or severally, with the assignee for any obligations under this Agreement. Notwithstanding the first sentence of this Section, Berlex shall have the right to assign its rights under this Agreement and delegate its obligations under this Agreement to one or more Affiliates without the approval of Cytogen.

15.6 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

15.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey, without regard to conflict of laws principles.


15.8 Restriction of Distribution of This Agreement. This Agreement shall not be distributed to persons other than those personnel of Cytogen and Berlex who shall have a need to know its contents and to those whose knowledge of its contents will facilitate performance of the obligations of the Parties under this Agreement, except as may be required by law, regulation or judicial order.

15.9 Publicity. Neither Party shall make any press release or other similar public disclosure or announcement concerning this Agreement, without the prior written consent of the non-disclosing Party, except as otherwise required by law. Consent will be deemed granted if no response is received from the non-disclosing Party within fifteen (15) business days of its confirmed written request for approval from the disclosing Party. Notwithstanding the foregoing, in the event such disclosure or public announcement is required to be made on a more immediate basis in order to comply with applicable state or federal securities laws, then approval will be deemed granted if no response is received from the non-disclosing Party within the time frames required by law; provided, however, that the disclosing Party provides the non-disclosing Party with notice of the legally required time frame for approval of the disclosure at the time of providing a copy of the proposed disclosure or announcement.

15.10   Consents Not Unreasonably Withheld or Delayed.
Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, such consent or approval shall not be unreasonably withheld or delayed.

15.11 Construction. The captions appearing in this Agreement are for reference purposes only and shall not be considered for the purposes of interpreting or construing this Agreement. The plural shall be substituted for singular numbers in any place in which the context may require such substitution.

15.12  Severability.   If any term, covenant or condition of
this Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

15.13 Affiliates. Each Party shall be responsible for all actions of its Affiliates and Sublicensees and such actions shall be deemed actions by each Party, its Sublicensees, Affiliates and each Party shall be jointly severally liable for obligations and actions under this Agreement and Party shall be responsible for the Affiliates' and Sublicensees' compliance with all terms and conditions of this Agreement.

15.14 Notices. Any notice or report required or permitted hereunder shall be given in writing by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, and shall be effective upon delivery to the following addresses:

As to Cytogen:

Cytogen Corporation
600 College Road East   CN 5308
Princeton, New Jersey 08540-5308

Attention:     Chief Executive Officer


As to Berlex:

Berlex Laboratories, Inc.
340 Changebridge Road
P.O. Box 1000
Montville, New Jersey 07045-1000
(address for courier service:
340 Changebridge road
Pine Brook, New Jersey  07058-9714)

Attention:  Chief Financial Officer

With a copy to:

Berlex Laboratories, Inc.
300 Fairfield Road
Wayne, New Jersey 07470-7358

Attention:  General Counsel

or such other addresses as a Party may designate by prior written notice to the other Party.

15.15 Use of Schering Name. Cytogen agrees not to use the name "Schering" in reference to Berlex's Affiliate Schering AG in any public document without the written approval of Schering AG (such approval not to be unreasonably withheld or delayed).

15.16 Payment Method. All payments by Berlex to Cytogen under this Agreement shall be by wire transfer of same day funds to Cytogen's bank account. Cytogen shall supply Berlex with the bank, routing and account information needed for such a wire transfer.

15.17 Force Majeure. Neither Party shall be liable to the other Party for loss or damages, nor shall either Party have any right to terminate this Agreement, for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivisions, authority or representative of any such government, or any other cause beyond the reasonable control of the defaulting Party, if the Party affected shall give prompt notice of any such cause to the other Party.

15.18 Dispute Resolution. Any claim of material breach of this Agreement by or between the Parties hereto arising from or relating to (i) this Agreement or any transaction contemplated hereby; (ii) the validity, construction, meaning, enforceability of performance of the Agreement or any of its provisions; (iii) the validity or infringement of any patents; or (iv) the coverage of any product made, used or sold hereunder by any patent licensed hereunder, shall, by notice as provided for in Section 15.14, be referred first to the President and Chief Executive Officer of Cytogen and the Chief Executive Officer of Berlex, for consideration. The Chief Executive Officers of the Parties shall be required to meet to discuss such matters no more than twenty (20) days after receipt of such notice. If such matter is not resolved to the satisfaction of all Parties within ten (10) business days after such a meeting, then either Party may, by notice as provided for in Section 15.14, submit the matter to binding arbitration in the State of New Jersey under the Commercial Arbitration Rules of the American Arbitration Association. In the course of such arbitration the following procedures shall be observed.

(a) The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by Berlex, one by Cytogen and the third by the two arbitrators so chosen. If both or either of Cytogen or Berlex fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, then the President of the New Jersey office of the American Arbitration Association shall, upon the request of both or either of the Parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board.

(b) Within ten (10) days of the appointment of the full arbitration panel, the Parties shall exchange documents setting forth their final detailed proposals for resolution of the matter in dispute, together with a brief or other written memorandum supporting the merits of their final proposal. The arbitration panel shall promptly convene a hearing in New Jersey, at which time each Party shall have an agreed upon time to argue and present witnesses in support of its final proposal.

(c) The authority of the arbitration panel shall be limited to the specific question of determining whether a material breach shall have occurred or been cured, and notwithstanding any additional matters that may be set forth in either Party's proposal, the arbitration panel shall not be empowered to make any other decision or award any relief or remedy. In the event that the arbitration panel shall determine that such material breach shall have occurred the breaching Party shall be entitled to cure such material breach within sixty (60) days following the arbitration panel's decision and if not so cured within the applicable time period, the non-breaching Party shall be entitled to terminate this Agreement.

(d) In the event the arbitrators seek the guidance of the law, the law of the State of New Jersey shall govern, without regard to its conflicts of laws provisions.

(e) The arbitrators shall make their decision known to both Parties as quickly as possible by delivering written notice of their decision to both Parties. The Parties shall agree in writing to comply with the proposal selected by the arbitration panel within five (5) days of receipt of such selection. The decision of the arbitrators shall be final and binding on the Parties, and may be enforced by any court of competent jurisdiction.

(f) The Parties shall bear their own costs in preparing for the arbitration. The costs of the arbitrators shall be equally divided between the Parties.

15.19 Rights and Remedies Cumulative. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

15.20 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

15.21 No Partnership. This Agreement is not intended to create a partnership between Cytogen and Berlex for Federal income tax purposes (as defined in Section 761 of the Internal Revenue Code) or for any state or local jurisdiction. Therefore, there is no requirement to file Form 1065, United States Partnership Return of Income, or any similar state or local income tax return, in regard to the contractual relationship described in this Agreement.

15.22  No Third Party Beneficiaries.  Nothing in this
Agreement is intended to benefit and shall not be deemed to benefit any person or entity that is not a Party hereto, or create any Third Party beneficiary rights.

15.23 Independent Contractors. The relationship of Cytogen and Berlex established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other or allow one Party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with Berlex's business are the sole responsibility of Berlex. All sales and other agreements between Berlex and Berlex's customers are Berlex's exclusive responsibility and shall have no effect on Berlex's obligations under this Agreement. All financial obligations associated with Cytogen's business are the sole responsibility of Cytogen. All sales and other agreements between Cytogen and Cytogen's customers are Cytogen's exclusive responsibility and shall have no effect on Cytogen's obligations under this Agreement.

15.24 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.




REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the Effective Date.


BERLEX LABORATORIES, INC.          CYTOGEN CORPORATION

By: /s/ Wolfgang Kunze             By: /s/ H. Joseph Reiser
    ---------------------              ---------------------
     Wolfgang Kunze                     H. Joseph Reiser, Ph.D.
     Vice President & CFO               President & CEO

                           SCHEDULE A

                PATENTS AND PATENT APPLICATIONS


USA Patent-Number  Expiration Date*   Serial Number   Filing Date
-----------------  ----------------   -------------   -----------

4,898,724               2/6/07           50,263         5/14/87
N/A                     N/A              538,871a       6/18/90
N/A                     N/A              133,806b       10/7/93
N/A                     N/A              763,849**      9/23/91
4,937,333               6/26/07          389,441        8/4/89
N/A                     N/A              65,963c        5/6/93
N/A                     N/A              145,591        11/4/93

*Extension is possible
**Dow/ Fred Hutchinson Cancer Research Center, now abandoned
     Abandoned for 37 CFR 1.62 continuation
     Pending, 37 CFR 1.62 continuation
     Pending
     N/A = Not available

                           SCHEDULE B

                         FLUDARA  LABEL


NDC 50419-511-06
Fludara
(fludarabine phosphate)
For injection
50 mg
Single Dose Vial
For intravenous Use Only
Dosage:  See Package insert.

Store under refrigeration, between 2 degrees - 8 degrees C
(36 degrees - 46 degrees F)
Reconstitue with 2 mL Sterile Water for Injeection USP, resulting in a solution containing 25 mg/mL fludarabine phosphate.
Use within 8 hours of reconstitution. Mfd by Ben Venue Laboratories, Inc. Bedford, OH 44146
Mfd for Berlex Laboratories
Richmond, CA 94806
Caution:  Federal law prohibits dispensing without prescription.

[BERLEX LOGO]

                           SCHEDULE C

                     FORM OF LETTER TO FDA


As to the NDA:

[Appropriate FDA Address]


Dear:

Reference is made to NDA # 20-570 for Quadramet (generic name) approved ______________________.

On _____________ the ownership of this NDA and all rights to this application were transferred to Berlex Laboratories, Inc.

Berlex has been provided with a complete copy of the approved application.


As to the IND:

[Appropriate FDA Address]

Dear:

Reference is made to IND # _____________ submitted
________________.

Cytogen Corporation transfers all rights and responsibilities for the referenced IND to Berlex Laboratories, Inc., effective
______________.

  Berlex Laboratories has received a complete copy of the IND and all submissions made by Cytogen Corporation to such IND.

ATTACHMENT A



                         WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS WARRANT IS VOID AFTER 5:00 PM NEW YORK TIME ON OCTOBER 28, 2003

     OCTOBER 28, 1998

     Warrant to Purchase up to 1,000,000 Shares of Common Stock of Cytogen Corporation.

Cytogen Corporation, a Delaware corporation (the "Company"), hereby agrees that Berlex Laboratories, Inc. ("Berlex") is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period up to 1,000,000 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at the Exercise Price (hereinafter defined), all as may be adjusted pursuant to Section 5 hereof.

          Section 1.     Definitions.

               "Agreement" shall mean the License Agreement by and between the Company and Berlex, dated the date hereof.

               "Closing Price" shall mean the closing price of the Common Stock on any particular day on the Nasdaq National Market or other principle market on which the Common Stock is traded.

               "Exercise Period" shall mean the period beginning on the date which is the earlier of one year from the date of this Warrant or the date in any calendar year on which sales of the Product first equal or exceed $10,000,000, and ending at 5:00 p.m. on the date which is five years from the date of this Warrant.

               "Exercise Price" shall mean $1.001625 per share.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Holder" or "Warrant Holder" shall mean any holder of this Warrant and each holder of Warrant Shares.

               "Warrant" or "Warrants" shall mean this Warrant and any and all warrants issued in full or partial substitution of this Warrant upon any full or partial exercise or transfer of this Warrant.

               "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by a Holder upon the exercise hereof.

               Other capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.


          Section 2.     Exercise.

               (a) Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by surrender of this Warrant, with the form of exercise attached hereto as Exhibit A duly executed by the Warrant Holder (the "Exercise Notice"), to the Company at the address set forth in Section 12 hereof, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Aggregate Exercise Price"). Each date on which an Exercise Notice is received by the Company shall be deemed an "Exercise Date".

               (b) Payment of Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) business days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three (3) business days of receipt.

               (c) Replacement Warrant. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Warrant Shares.

          Section 3.     Delivery of Stock Certificates.

          (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) trading days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall be made within five (5) trading days after the exercise of this Warrant in full or in part.

          (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive in cash an amount equal to the Closing Price on the Exercise Date of such fractional share within three (3) trading days therefrom.

          Section 4. Character of Warrant Shares. The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.


          Section 5.      Adjustment of the Exercise Price.

          (a)     Adjustment for Dividends in Other Stock, Property.
In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor, (i) other or additional stock or other securities or property (other than cash) by way of dividend, or (ii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, or other or additional stock or (iii) other securities or property (including cash) by way of spin-off, split-up, recapitalization, combination of shares or similar corporate rearrangement, (other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5(d)), then and in each such case the Holder of this Warrant, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) of this Section 5(a) which such Holder would hold on the date of such exercise if on the date immediately prior to such event it had been the holder of record of the number of shares of Common Stock to which it would be entitled on such date under the terms of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) of this Section 5(a)) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 5.

          (b) Adjustment for Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (i) effect a recapitalization, reclassification or reorganization or other change of outstanding shares of Common Stock, (ii) consolidate with or merge with or into any other Person and the Company is not the surviving entity, or (iii) transfer or otherwise convey all or substantially all of its properties or assets to any other Person or under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, except as otherwise provided in Section 5(c), the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time prior to the termination of this Warrant shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Sections 5.

          (c) Continuation of Terms. Except as otherwise hereinafter provided, upon any recapitalization, reclassification, reorganization, consolidation, merger or transfer (and any dissolution following any transfer or other conveyance) referred to in this Section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such recapitalization, reclassification, reorganization, consolidation or merger or the effective date of dissolution following any such transfer or other conveyance, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer or other conveyance, the person or entity acquiring all or substantially all of the properties or assets of the Company, whether or not such person or entity shall have expressly assumed the terms of this Warrant as provided herein.

          (d) Adjustment for Extraordinary Events. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (each an "Extraordinary Event"), then, in each such Extraordinary Event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Event(s). The Holder of this

Warrant shall thereafter, on the exercise hereof as provided in
Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5(d)) be issuable on such exercise by a fraction of which (A) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 5(d)) be in effect, and (B) the denominator is the Exercise Price in effect on the date of such exercise.

          (e) No Dilution or Impairment; etc. The Company shall not, by amendment of its charter, by-laws or other governing instrument or through any recapitalization, reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment prohibited by this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (ii) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of hereof from time to time outstanding, and (iii) shall assist and cooperate with the Holder hereof or any permitted assignee thereof required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (f) Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company, at its expense, will promptly cause its Treasurer, Chief Financial Officer, or Chief Accounting Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including, among other things,
(i) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant, and will, on the written request at any time of such Holder, furnish to such Holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

          (g)     Notices of Record Date, etc.  In the event of:

          (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (ii) any recapitalization or reorganization of the Company, any recapitalization or reorganization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company or consolidation or merger of the Company with or into any other Person, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which any such recapitalization, reorganization, transfer, conveyance, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the date the time, if any, is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such recapitalization, reorganization, transfer, conveyance, consolidation, merger, dissolution, liquidation or winding up, and (3) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

          Section 6. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.

          Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          Section 8. Choice of Law. This Warrant shall be construed under the laws of the State of Delaware.

          Section 9. Entire Agreement; Amendments. This Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this

Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 10.    Restricted Securities.

          (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the U.S. Securities and Exchange Commission under the Securities Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

          (b) Legend. Any replacement Warrants issued and any Warrant Shares issued upon exercise hereof, shall bear the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          Section 11.    Transfer and Registration.

          (a)  Notice of Intention to Exercise; Restrictions on
Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, no transfer of this Warrant or the related Warrant Shares shall be made except upon the conditions specified in this Section 11, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The Holder of this Warrant agrees that it will not transfer this Warrant or transfer any Warrant Shares acquired on any exercise hereof prior to delivery to the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer will not violate the Securities Act, unless a registration statement under the Securities Act with respect to the securities to be transferred is in effect at the time of the transfer.


          (b) Defined Terms. As used in this Section 11 the following terms shall have the following respective meanings:

               (i) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the securities laws;

               (ii)  "Prospectus" shall mean any preliminary
prospectus and final prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission;

               (iii) "Registration Expenses" shall mean all expenses arising out of or related to the preparation, filing, amendment(s) and supplementing(s) of a Registration Statement, provided, however, that Registration Expenses shall not include underwriting commission, fees and discounts, if any, attributable solely to the inclusion of the Warrant Holder's shares in such Registration Statement, and any legal fees and disbursements for counsel to the Warrant Holder;

               (iv) "Registration Statement" shall mean a regis-tration statement filed by the Company with the Commission for a public offering and sale of securities of the Company.

          (c)       Initial Registration.   The Company agrees that at the
Company's sole expense, the Company shall, (i) use its commercially reasonably efforts to file, on or prior to nine months from the date of this Warrant, on its behalf and on behalf of the Warrant Holder with respect to the Warrant Shares a Registration Statement in accordance with the Securities Act; and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon thereafter as reasonably practicable, but in all events use its commercially reasonable efforts to cause such Registration Statement to be declared effective not later thanone year from the date of this Warrant.

          (d)       Demand Registration.   The Company agrees that at the
Company's sole expense, Company shall, (i) no later than thirty (30) days following a written demand from the Warrant Holder or the holder of Warrant Shares for registration, file on its behalf and on behalf of the Warrant Holder or the holder of Warrant Shares with respect to the Warrant Shares specified in such demand a Registration Statement in accordance with the Securities Act; and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon thereafter as reasonably practicable. The Company shall be obligated to prepare, file and cause to become effective only one (1) Registration Statement pursuant to this
Section 11(d) (which Registration Statement shall be in addition to any filed under Section 11(c)). The registration required to be effected by the Company pursuant to Section 11(c) or this Section 11(d) shall not be deemed to have been effected even though a Registration Statement with respect thereto has become effective (1) if, after it has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, for any reason not attributable to the Warrant Holder with respect to such Registration Statement, and has not thereafter become effective or (2) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Warrant Holder with respect to such Registration Statement; provided, that this the Warrant Holder or the holder of Warrant Shares may not be able to make a demand for registration under this Section 5(d) (A) unless and until a registration statement filed pursuant to Section 5(a) shall have expired or become ineffective or (B) to the extent that sales may be reasonably made pursuant to Rule 144 under the Securities Act b the Warrant Holder.

          (e) "Black-out Period". Notwithstanding the foregoing, the Company shall, upon a determination that a material development has occurred with respect to the Company the disclosure of which is not otherwise then required the disclosure of which could at such time have an adverse effect on the Company be permitted to notify the Warrant
Holder or any holders of Warrant Shares that the registration statement may not be utilized for resale of Warrant Shares at such time. The Company shall have a reasonable amount of time to make such disclosure, consistent with significant business needs determined in good faith, but not longer than ninety (90) days, upon which such Black-out Period shall conclude.
          (f) Registration Procedures. With respect to the Company's obligations under this Section 11, if the Company is required to use its commercially reasonable efforts to effect and/or continue the registration of the Warrant Shares under the Securities Act,the Company shall:

               (i) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than (A) the time period until the Warrant Holder disposes of all of its Warrant Shares, if any, in the case of the Registration Statement filed pursuant to this Section 5, or (B) two (2) years plus any delay described in Section 11(e), plus a period equal to the Delay Period (as herein defined), in the case of any other Registration Statement.

               (ii) As expeditiously as possible furnish to the Warrant Holder such reasonable numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Warrant Holder may reasonably request in order to facilitate the sale or other disposition of the Warrant Shares owned by the Warrant Holder.

               (iii) As expeditiously as possible use its best efforts to register or qualify the Warrant Shares covered by the Registration Statement under the securities or Blue Sky laws of such states or jurisdictions as the Warrant Holder or the managing underwriter (or sole underwriter, as appropriate) deems appropriate, and do any and all other acts and things that may be necessary or desirable to enable the Warrant Holder to consummate the public sale or other disposition in such jurisdictions of the Warrant Shares owned by the Warrant Holder (including, without limitation, causing all Warrant Shares to be listed on NASDAQ or on each securities exchange on which similar securities issued by the Company are then listed); provided, however, that the Company shall not be required in connection with this Subsection 11(f)(iii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

               (iv) Enter into an underwriting agreement with the underwriters designated pursuant to this Section 11 containing customary terms including representations, covenants, indemnifications and contribution provisions.

          If The Company has delivered a Prospectus to the Warrant Holder and after having done so such Prospectus must be amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Warrant Holder, and the Warrant Holder agrees to cease making offers of Warrant Shares immediately upon such request and to return all copies of such Prospectus in its possession to the Company. The Company shall promptly provide the Warrant Holder with a revised Prospectus and, following receipt of the revised Prospectus, the Warrant Holder shall be free to resume making offers of Warrant Shares. Prior to the filing of any documents with the Commission from time to time pursuant to this Section 11 that names the Warrant Holder, the Warrant Holder shall have the right to review and comment on those sections of the Registration Statement, Prospectus and other documents in which the Warrant Holder is named. Except as provided in the next preceding sentence and except with respect to any written information furnished to the Company by the Warrant Holder or its underwriter or its controlling person specifically for use in preparation thereof, the Company shall cause the Registration Statement, any Prospectuses, all other documents filed with the Commission relating thereto to or otherwise in connection therewith, and all amendments and/or supplements to any of the foregoing to comply with the Securities Act and all other applicable laws.

          (g) Conditions to Registration. The following provisions shall also apply to the registration of the Warrant Shares:

               (i) The Warrant Holder shall select, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed, the underwriter or underwriters, if any, who are to undertake the sale and distribution of the Warrant Shares to be included in a Registration Statement filed in connection with any registration under the provisions of this Section 11.


               (ii) In connection with any request for registration and the filing of a Registration Statement, the Warrant Holder shall be required to furnish the Company with all relevant information concerning the proposed method of sale or other disposition of the Warrant Shares, the identity and compensation to be paid to any proposed underwriters, if any, to be employed at the election of the Warrant Holder in connection therewith, and such other information as may be reasonably required by the Company to properly prepare and file such Registration Statement in accordance with applicable provisions of the Securities Act (which includes the rules and regulations thereunder). Upon the request of the Company, such information shall be furnished by the Warrant Holder in writing.

          (h) Expenses. In connection with or otherwise relating to registrations on behalf of the Warrant Holder of any Warrant Shares under the Securities Act pursuant to this Section 11, the Company shall pay all Registration Expenses; provided, however, that the Warrant
Holder shall be required to bear that portion of the underwriting commissions, fees and discounts, if any, attributable solely to the inclusion of Warrant Shares in any Registration Statement relating thereto and the inclusion of Warrant Shares in the related filings under state securities or Blue Sky laws; and further provided that the Warrant Holder shall pay the legal fees and disbursements of counsel to the Warrant Holder in connection therewith.

          (i)       Indemnification.

               (i) In connection with or otherwise relating to the registration of any Warrant Shares under the Securities Act pursuant to the provisions of this Section 11, the Company agrees to indemnify and hold harmless and defend the Warrant Holder, each underwriter, if any, of such Warrant Shares, each other person who controls the Warrant Holder or any such underwriter within the meaning of the Securities Act, and the Warrant Holder's officers, directors and counsel from and against any and all losses, claims, damages, liabilities, joint or several, to which the Warrant Holder, such underwriter, such controlling person or such officers, directors and counsel of the Warrant Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Warrant Shares were registered under the Securities Act or any Prospectus contained therein or related thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Warrant Holder, such underwriter, such controlling person or such officers, directors and counsel of the Warrant Holder for any legal or any other fees or expenses reasonably incurred by the Warrant such Holder, underwriter, such controlling person or the Warrant Holder's officers, directors and counsel in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by the party seeking indemnification.

               (ii) In connection with or otherwise relating to the registration of any Warrant Shares under the Securities Act pursuant to the provisions hereof, the Warrant Holder agrees to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or such officer or director or counsel of the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Warrant Shares were registered under the Securities Act or any Prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Warrant Holder, any person who controls the Warrant Holder or any officer, director or counsel of the Warrant Holder specifically for use in connection with the preparation thereof; and will reimburse the Company, each such controlling person and each such officer or director for any legal or any other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

               (iii)  Each person entitled to indemnification
hereunder (the "Indemnified Party") agrees, as soon as is reasonably practicable after the receipt of notice of any claim or action against it, to notify the party from whom indemnity may be sought hereunder (the "Indemnifying Party") in writing; provided that any failure to promptly provide such notice shall not excuse the Indemnifying Party from its obligations hereunder except to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall assume the defense of any such claim or action (and the cost thereof) by counsel of the Indemnifying Party's own choosing, who shall be reasonably satisfactory to the Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in connection with any such claim or action and to participate in the handling or defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel has been specifically authorized by the Indemnifying Party or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action or claim or such Indemnified Party shall have reasonably concluded that there may be defenses available to the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. The Indemnifying Party shall be free to settle any claims or actions in respect to which indemnity may be sought against it pursuant to this Section 11(i); provided, however, that the Indemnifying Party shall not settle any such claim or action if such settlement would result in the imposition against Indemnified Party of a judgement, decree or order in the nature of equitable relief or otherwise require an acknowledgment of wrongdoing unless the Indemnifying Party has obtained the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld).

          (j) Compliance with Rule 144. The Company shall take such actions pursuant to or otherwise in connection with Rule 144 as is necessary to enable the Warrant Holder to sell Warrant Shares pursuant to that Rule.

          (k) Assignment. Notwithstanding the provisions of Sectioon 14, the Warrant Holder's rights under this Section 11 may be assigned by the Warrant Holder to a transferee or assignee of any of the Warrant Shares; provided that the Company is given written notice of such assignment at the time of or within a reasonable time after the assignment, stating the name and address of the transferee or assignee and identifying the number of Warrant Shares with respect to which such rights of the Warrant Holder are being assigned.

          (l)  Contribution.  If the indemnification provided for in
Section 11(i) from the Indemnifying Party is unavailable to the Indemnified Party in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11(l) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under Section 11(i), the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 11(i) without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 11(l).

          Section 12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by registered or certified mail, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) on the first business day following the date of delivery to a reputable overnight courier service. The addresses for such communications shall be:

          If to the Company:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: H. Joseph Reiser, Ph.D.
          Telephone: (609) 987-8200



if to the Warrant Holder:

          Berlex Laboratories, Inc.
          300 Fairfiel Road
          Wayne, Ner Jersey  07470
          Attention:  Frank Curtis, Esq.
          Telephone:  (973) 305-5049


Either party hereto may from time to time change its address or facsimile number for notices under this Section 12 by giving at least ten (10) days' prior written notice of such changed address to the other party hereto.

          Section 13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          Section 14.    Assignment.  This Warrant shall not be
assignable by any Holder without the prior written consent of the Company, which consent shall be at the reasonable discretion of the Company; provided, that Berlex may assign this Warrant to its Affiliates upon notice to the Company.

          Section 15. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant.



     IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

CYTOGEN CORPORATION


By:
    H. Joseph Reiser, Ph.D.
    President and Chief Executive Officer



Attested:


By:
    Donald F. Crane, Jr., Esq.
    Vice President, General Counsel and Secretary

     EXHIBIT A TO THE WARRANT

     EXERCISE FORM

     CYTOGEN CORPORATION

     The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of Cytogen Corporation, a Delaware corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of [cash check, bank draft or wire transfer in the amount of $___________], which represent the amount of Warrant Shares as provided in the attached Warrant to be canceled in connection with such exercise], all in accordance with the conditions and provisions of said Warrant.

     The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name set forth below and delivered to the address set forth below.

Dated:_______________________________________
_____________________________________________
Signature of Registered Holder
Name of Registered Holder (Print)

Name of Holder of Warrant Shares





_____________________________________________
Address of Holder of Warrant Shares